U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
April 15, 2005

SITEWORKS, INC.

Florida	58 -259 0047
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)	IDENTIFICATION NO.)

            2534 N Miami Ave, Miami Florida   33127
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                      (305) 573 9339
  (ISSUER’S TELEPHONE NUMBER, INCLUDING AREA CODE)

  Item 9. Regulation FD Disclosure

  Changes in Registrant’s Name

  Miami, FL -Site Works Inc (SWKJ.OTCBB) has announced that it has amended its name to SiteWorks Building and Development Co.

  Management believes the new name more accurately describes the company’s mission.

  The name change will be effectively immediately, and will be implemented over the next few weeks. The stock symbol and CUSIP numbers will be unchanged.

  Management of the company has also announced that the company’s stock has been granted approval to trade on the bulletin board. C Michael Nurse, CEO noted that this move to the OTC bulletin board should enable the company to more easily realize its business plan.

  SiteWorks Inc is responsible for the adequacy and accuracy of disclosure in this filing, and SEC staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing and SiteWorks may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

  Statements contained in this press release that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the current views of management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected, or described pursuant to similar expressions.

Date: April 15, 2005

         2534 N Miami Ave Miami Florida 33140
       P O Box 331238 Miami, Florida 33133
       Phone 305 573 9339Fax 305 573 9495
        www.mysiteworks.net

Date: April 15, 2005	/s/	C. Michael Nurse
Chief Executive Officer
Chief Financial Officer